Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

June 16, 2014

Brixmor Property Group Inc.

420 Lexington Avenue

New York, New York 10170

Re:	Registration Statement on Form S-11

Ladies and Gentlemen:

We have served as Maryland counsel to Brixmor Property Group Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the registration by the Company of the offering and sale (the “Offering”) of up to 28,750,000 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company by the selling stockholders (the “Selling Stockholders”) identified under the caption “Principal and Selling Stockholders” in the Registration Statement (as defined below), including (a) certain Shares (the “BPG Subsidiary Exchange Shares”) to be issued upon the exchange by the Selling Stockholders of outstanding shares of common stock, $0.01 par value per share (the “Subsidiary Common Stock”), of BPG Subsidiary Inc., a Delaware corporation (“BPG Subsidiary”), in connection with the Offering, (b) certain Shares (the “OP Unit Exchange Shares”) to be issued upon the exchange by the Selling Stockholders of outstanding units of partnership interest (the “OP Units”) in Brixmor Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), pursuant to the Partnership Agreement (as defined below), in connection with the Offering, (c) certain Shares (the “Transaction Agreement Exchange Shares”) to be issued upon the exchange by the Selling Stockholders of OP Units, pursuant to the Transaction Agreement (as defined below), in connection with the Offering and (d) certain Shares (the “Outstanding Shares”) held by the Selling Stockholders, covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein, in the form in which it was transmitted to the Commission under the 1933 Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

Brixmor Property Group Inc.

June 16, 2014

4. The Exchange Agreement, dated as of October 29, 2013 (the “Exchange Agreement”), by and between the Company, BPG Subsidiary and the Holders party thereto, certified as of the date hereof by an officer of the Company;

5. The Organization Agreement, dated as of October 29, 2013 (the “Organization Agreement”), by and between the Company and BPG Subsidiary, certified as of the date hereof by an officer of the Company;

6. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of October 29, 2013 (the “Partnership Agreement”), certified as of the date hereof by an officer of the Company;

7. The form of Transaction Agreement to be entered into among the Company, the BPG Subsidiary, the Operating Partnership and the other parties thereto before the completion of the Offering (the “Transaction Agreement”), certified as of the date hereof by an officer of the Company;

8. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

9. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company relating to, among other matters (a) the registration and issuance of the Shares, (b) the conversion of the Company from a Delaware corporation to a Maryland corporation (the “Conversion”) and (c) the Exchange Agreement, the Organization Agreement and the Transaction Agreement, certified as of the date hereof by an officer of the Company;

10. A certificate executed by an officer of the Company, dated as of the date hereof; and

11. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

Brixmor Property Group Inc.

June 16, 2014

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Each share of common stock, of the Company, $0.01 par value per share, outstanding immediately before the completion of the Conversion was, at such time, duly authorized, validly issued, fully paid and nonassessable.

6. None of the Shares will be, and none of the Outstanding Shares have been or will be, issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Outstanding Shares has been duly authorized, and the Outstanding Shares are validly issued, fully paid and nonassessable.

3. The issuance of the BPG Subsidiary Exchange Shares has been duly authorized and, when and to the extent issued upon exchange of Subsidiary Common Stock in accordance with the Resolutions and the Exchange Agreement, the BPG Subsidiary Exchange Shares will be validly issued, fully paid and nonassessable.

4. The issuance of the OP Unit Exchange Shares has been duly authorized and, when and to the extent issued upon exchange of OP Units and Subsidiary Common Stock in accordance with the Resolutions, the Partnership Agreement and the Organization Agreement, the OP Unit Exchange Shares will be validly issued, fully paid and nonassessable.

Brixmor Property Group Inc.

June 16, 2014

5. The issuance of the Transaction Agreement Exchange Shares has been duly authorized and, when and to the extent issued upon exchange of OP Units in accordance with the Resolutions and the Transaction Agreement, the Transaction Agreement Exchange Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP